UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 5, 2012

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 5, 2012, 1st Constitution Bancorp (the "Company") entered into a Subscription Agent Agreement with Registrar and Transfer Company (the “Agreement”), appointing Registrar and Transfer Company as the Company's Subscription Agent in connection with its planned rights offering to be made to existing shareholders.

The description of the Agreement set forth above is not complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated by reference into the Registration Statement on Form S-3 (No. 333-183352) and herein.

Item 8.01. Other Events.

On September 6, 2012, the Company issued a press release announcing the establishment of the subscription price, subscription ratio, distribution date, and expiration date for its planned rights offering to existing shareholders.  A copy of the press release is attached and is being furnished as Exhibit 99.

This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	4.4	Subscription Agent Agreement, dated as of September 5, 2012, between 1st Constitution Bancorp and Registrar and Transfer Company

	99	Press Release of 1st Constitution Bancorp, dated September 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: September 6, 2012	By:	/s/ JOSEPH M. REARDON
Name: Joseph M. Reardon Title: Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Title

4.4	Subscription Agent Agreement, dated as of September 5, 2012, between 1st Constitution Bancorp and Registrar and Transfer Company

99	Press Release of 1st Constitution Bancorp, dated September 6, 2012